
                                                                                     For the Twelve Weeks Ended
                                                                              -----------------------------------------
                                                                              March 24, 1998            March 25, 1997
                                                                              --------------  -------------------------
                                                                               (in thousands, except per share amounts)
        Basic:
        Average weighted shares outstanding                                       41,165                    40,840

        Net Income                                                             $  14,711                  $ 18,204
                                                                               =========                  ========
        Per share amount                                                       $    0.36                  $   0.45
                                                                               =========                  ========

        Diluted:
        Average weighted shares outstanding                                       41,165                    40,840
        Net effect of dilutive stock options-based
          on the treasury stock method using the
         average market price of Company stock
          during the quarter                                                       1,070                       494
                                                                               ---------                  --------
        Total                                                                     42,235                    41,334
                                                                               =========                  ========

        Net Income                                                             $  14,711                  $ 18,204
                                                                               =========                  ========

        Per share amount                                                       $    0.35                  $   0.44
                                                                               =========                  ========